Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SRS Labs, Inc. (the “Company”) on Form 10-Q for the quarter ending June  30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Janet M. Biski, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

3.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 12, 2003
	By:	/s/ Janet M. Biski
Janet M. Biski
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to SRS Labs, Inc. and will be retained by SRS Labs, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.